UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO (Address of principal executive offices)	80112-5833 (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2017, the Board of Directors (the “Board”) of TeleTech Holdings, Inc. (the “Company”) approved certain amendments to, and the restatement of, the Company’s Bylaws (the “Bylaws”).   The Board approved a  comprehensive update to the Company’s Bylaws including (i) Section 1.4, referencing notice of meetings via modern forms of communication, consistent with Delaware law; (ii) Section 1.5, requiring stockholders to give the Company notice that they are seeking to act by written consent, and permit the Board of Directors to set a record date for such written consent; (iii) Section 1.12, clarifying the mechanics of calling and holding annual and special meetings of stockholders; (iv) updating methods of communication that the Company uses with its stockholders; (v) Section 6.8, providing for an exclusive forum for adjudication of certain disputes; and (vi) an overall refresh of the document to remove redundant and unnecessary provisions.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of TeleTech Holdings, Inc., a copy of which is attached hereto as Exhibit 3.02 and is incorporated herein by reference.

Item 8.01. Other Events.

On February 23, 2017, TeleTech’s Board of Directors declared a dividend of $0.22 per common share. All shareholders of record as of March 31, 2017 will be paid the semi-annual dividend on April 14, 2017.

On February 27, 2017 TeleTech also issued a press release announcing that TeleTech’s Board of Directors approved an increase of $25.0 million in the funding available for TeleTech share repurchases to be made pursuant to the company’s previously announced share repurchase program.  Repurchases under the program will continue to be made through the combination of a 10b5-1 automatic trading plan, open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing of any repurchases and the exact number of shares of common stock to be purchased will be determined by TeleTech’s management, in its discretion, and will depend upon market conditions, stock price, company liquidity and other factors.  Notwithstanding the foregoing, related party repurchases, if any, will be performed pursuant to the approval of the Board of Directors.

A copy of the press release announcing the cash dividend and the additional stock repurchase funding authorization is attached as Exhibit 99.1 to this current report on Form 8-K.

The information in this Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01   Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Exhibit

3.02	Amended and Restated Bylaws of TeleTech Holdings, Inc., effective as of February 22, 2017

99.1	Press release of TeleTech Holdings, Inc., dated February 27, 2017, announcing the cash dividend and additional stock repurchase funding authorization.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc. (Registrant)

Date: February 27, 2017	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary